EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 30, 2005

TALLY-HO VENTURES, INC.,
a Delaware corporation
518 Oak Street #2
Glendale, CA 91204
818-550-7886

IRS I.D. #: 43-1988542
Commission File Number:

Item 8.01 Other Events.

On April 30, 2005, the Board of Directors approved, authorized, confirmed and effectuated in all respects, a 1 for 30 reverse split of its issued and outstanding shares of its Common Stock (the “reverse stock split”).

The record date and time of the reverse stock split is Friday, May 6, 2005 at 2:00 p.m. PDT.

The effective date and time of the reverse split is Monday, May 9, 2005 at 6:00 a.m. PDT.

We have obtained a new CUSIP number from the CUSIP Service Bureau. We are currently obtaining a new stock symbol from Market Operations of the NASD OTC service, which we anticipate will be effective beginning of trading on Monday, May 9, 2005.

Exhibits.

Exhibit 1 Board of Directors Resolution

Exhibit 2 Majority Shareholders Consent

Exhibit 3 Notice to Minority Shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2005	TALLY-HO VENTURES, INC. BY: /s/ Tal L. Kapelner —————————————— Tal L. Kapelner President